UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2009

LOUISIANA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7107	93-0609074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 3, 2009, Louisiana-Pacific Corporation (“LP”) announced that it has priced its offering of units (the “Units”) consisting of $375 million aggregate principal amount at maturity of Senior Secured Notes due 2017 (the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of approximately 18.4 shares of LP common stock, representing approximately 15% of the total number of shares of LP common stock outstanding on a fully diluted basis, subject to mandatory cashless exercise provisions. The Notes will bear interest at an annual rate of 13% and will be issued at a price equal to 75% of the principal amount thereof to yield approximately 19%. LP expects to close the offering on March 10, 2009, subject to the satisfaction of customary closing conditions.

LP intends to use the net proceeds from the offering for general corporate purposes, including the retirement on the closing date of the offering of approximately $126.6 of its Senior Notes due 2010.

LP’s press release relating to the matters discussed above is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated March 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Curtis M. Stevens
Chief Financial Officer

Date: March 3, 2009.